UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2023

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-34664	43-1918951
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

811 Main St., Suite 3400

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange
Preferred Units representing limited partner interests	CEQP-P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 25, 2023, Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), CN Jackalope Holdings, LLC, a Delaware limited liability company (“Jackalope Holdings”), and, solely for the purposes set forth therein, Crestwood Equity Partners LP (“CEQP”), entered into a Fourth Amended and Restated Limited Liability Company Agreement (the “Crestwood Niobrara Company Agreement”) for Crestwood Niobrara LLC, a Delaware limited liability company (“Niobrara”), to be effective as of July 25, 2023.

CEQP indirectly controls Niobrara through its ownership of Crestwood Midstream GP, LLC, the general partner of CMLP, which in turn is the managing member of Niobrara.

The Crestwood Niobrara Company Agreement includes amendments that give Niobrara the right to redeem a total of 103,622,286 Series A-2 Preferred Units and 138,765,288 Series A-3 Preferred Units (but no less than such total amount), on or after January 1, 2024 until on or before January 5, 2024, for a price equal to an agreed multiple of the sum of $1.00 plus any additional amount necessary for Jackalope Holdings to achieve a certain rate of return with respect to each Series A-2 Preferred Unit and Series A-3 Preferred Unit (collectively, the “Series A Preferred Units”) so redeemed, calculated as of close of business on the day prior to the date of such redemption, payable in cash, immediately upon such redemption (any such redemption, the “Special Partial Redemption”) and if such Special Partial Redemption occurs certain dates for optional redemption or holder requested redemption are extended and certain economic terms of the Series A Preferred Units that remain outstanding will be adjusted as described below.

If the Special Partial Redemption occurs: (i) the accordion feature, allowing for additional draws from the holders of Series A Preferred Units to fund approved capital projects will be terminated; (ii) the rate of return that Jackalope Holdings will be entitled to receive with respect to a Series A Preferred Unit in connection with a redemption thereof, as described below, will be increased from 10% to 11% for the period starting January 1, 2024 (and the multiple applicable in the case of CMLP initiated redemptions increased from 1.10 to 1.11 for the period until December 31, 2025); (iii) Jackalope Holdings’ right to cause Niobrara to effect a sale will be tolled for two years until after December 31, 2025; (iv) the quarterly distribution payable in respect of the Series A Preferred Units will be increased from $00.025 to $00.0275 commencing January 1, 2024; (v) the 115% premium on the price per Series A Preferred Unit applicable in the event that Niobrara undergoes a change of control will be extended for two additional years until December 28, 2024; and (vi) the right of CMLP and Jackalope Holdings to receive quarterly distributions of 100% of Niobrara’s available cash, on a pro rata basis (with Jackalope Holdings’ share reduced by any distributions paid to it), until Jackalope Holdings has received an amount required to provide it a certain rate of return will be tolled for two years until after December 31, 2025.

At any time following (i) if the Special Partial Redemption has not occurred, December 31, 2022, and (ii) if the Special Partial Redemption has occurred, December 31, 2024, subject to certain conditions, CMLP may cause Niobrara to redeem all of the outstanding Series A Preferred Units for a price equal to an agreed multiple of the sum of $1.00 plus any additional amount necessary for Jackalope Holdings to achieve a certain rate of return with respect to each Series A Preferred Unit so redeemed, which amount may be payable at the option of CMLP by: (i) paying cash, (ii) issuing CEQP common units (“CEQP Units”) or (iii) redeeming all of the then-outstanding Series A Preferred Units using the cash proceeds of the sale of some or all of the operating assets of Niobrara, and to the extent the proceeds from such sale are less than the determined redemption price, issuing CEQP Units. Such election is subject to certain restrictions, including that the options set forth in clause (ii) and, if the sale described in clause (iii) is not of all or substantially all of the assets of Niobrara to a person that is not an affiliate of either of CMLP or Jackalope Holdings, clause (iii) above shall not be available if the aggregate value of the CEQP Units issued to Jackalope Holdings in such and previous redemptions exceeds (a) $100 million, if the Special Partial Redemption has not occurred, and (b) if the Special Partial Redemption has occurred, $41.4 million, and that the number of CEQP Units issued pursuant to such election shall not exceed the total number of preferred units issued to Jackalope Holdings that are then outstanding. Notwithstanding the foregoing, upon notification of such pending redemption, Jackalope Holdings can elect to have all of its Series A Preferred Units, all of its Series A-2 Preferred Units or all of its Series A-3 Preferred Units converted into Niobrara common units by providing written notice to CMLP and CMLP shall redeem the remaining Series A Preferred Units not converted.

At any time following (i) if the Special Partial Redemption has not occurred, December 31, 2022, and (ii) if the Special Partial Redemption has occurred, December 31, 2024, subject to certain conditions, CMLP may cause Niobrara to redeem all of the outstanding Series A-3 Preferred Units for a price equal to an agreed multiple of the sum of $1.00 plus any additional amount necessary for Jackalope Holdings to achieve a certain rate of return with respect to each Series A-3 Preferred Unit so redeemed, which amount may be payable at the option of CMLP by: (i) paying cash or (ii) issuing CEQP Units. Such election is subject to certain restrictions, including that the option set forth in clause (ii) above shall not be available if the aggregate value of the CEQP Units issued to Jackalope Holdings in such and previous redemptions exceeds (a) $100 million, if the Special Partial Redemption has not occurred, and (b) if the Special Partial Redemption has occurred, $41.4 million, and that the number of CEQP Units issued pursuant to such election shall not exceed the total number of preferred units issued to Jackalope Holdings that are then outstanding. Notwithstanding the foregoing, upon notification of such pending redemption, Jackalope Holdings can elect to have all of its Series A Preferred Units converted into Niobrara common units by providing written notice to CMLP.

Pursuant to the terms of the Crestwood Niobrara Company Agreement, on or after January 1, 2024 until on or before January 5, 2024, CMLP may elect to cause Niobrara to consummate the Special Partial Redemption. If CMLP elects to cause Niobrara to consummate the Special Partial Redemption, it shall provide written notice and its calculation of the price to be paid for the Series A Preferred Units to Jackalope Holdings not less than three days prior to January 1, 2024 specifying the date on which the Special Partial Redemption will be consummated.

At any time following (i) if the Special Partial Redemption has not occurred, January 6, 2024, or (ii) if the Special Partial Redemption has occurred, December 31, 2025, subject to certain conditions, Jackalope Holdings may elect to cause Niobrara to redeem some or all of the then-outstanding Series A Preferred Units for a price equal to the sum of $1.00 plus any additional amount necessary for Jackalope Holdings to achieve a certain rate of return with respect to each Series A Preferred Unit so redeemed, which amount may be payable at the option of CMLP by: (i) cash, (ii) acquiring some or all of the then-outstanding Series A Preferred Units by the issuance to Jackalope Holdings of CEQP Units or (iii) redeeming all of the then-outstanding Series A Preferred Units using (A) the proceeds of a sale involving the sale, transfer or other disposition of all or substantially all of the interests or assets of Niobrara to any person who is not an affiliate of its members, and (B) to the extent such proceeds are less than the determined redemption price, the issuance to Jackalope Holdings of a number of CEQP Units. Such election is subject to certain restrictions, among others that the option set forth in clause (ii) above shall not be available if the aggregate value of the CEQP Units issued to Jackalope Holdings in such and previous redemptions exceeds (a) $100 million, if the Special Partial Redemption has not occurred, and (b) if the Special Partial Redemption has occurred, $41.4 million, and that the number of CEQP Units issued pursuant to such election shall not exceed the total number of preferred units issued to Jackalope Holdings that are then outstanding.

At any time (i) if the Special Partial Redemption has not occurred, after December 31, 2020 but prior to December 31, 2023, or (ii) if the Special Partial Redemption has occurred, after December 31, 2022 but prior to December 31, 2025, subject to certain conditions, Jackalope Holdings may elect to cause Niobrara to convert all of the then-outstanding Series A Preferred Units into an aggregate number of Niobrara common units that, following such conversion, shall equal up to 50% of the outstanding Niobrara common units as of immediately following such conversion. At any time (i) if the Special Partial Redemption has not occurred, after December 31, 2023, or (ii) if the Special Partial Redemption has occurred, after December 31, 2025, subject to certain conditions, Jackalope Holdings may elect to cause Niobrara to convert some or all of the then-outstanding Series A Preferred Units into an aggregate number of Niobrara common units that, following such conversion, shall equal up to 50% of the outstanding Niobrara common units as of immediately following such conversion.

Pursuant to the terms of the Crestwood Niobrara Company Agreement, CMLP will serve as the managing member of Niobrara. However, certain actions require the consent of Jackalope Holdings.

The foregoing description of the Crestwood Niobrara Company Agreement is intended to be general in nature and is qualified by the full text of the Crestwood Niobrara Company Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1*	Fourth Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC effective as of July 25, 2023

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

*

Exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner,

Date: July 27, 2023	By:	/s/ John Black
John Black
Executive Vice President and Chief Financial Officer